Exhibit 99.2

Fourth Quarter 2009

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2008 and in subsequent filings with the SEC; future conditions in the global capital markets, including changes in the availability of credit and liquidity; future local and national economic conditions, including changes in levels of employment, interest rates, the availability of mortgage and other financing and related factors; a downgrade in the credit rating of the Company’s securities; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the uncertainties associated with the Company’s current and planned future real estate development, including actual costs exceeding the Company’s budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to enter into new joint ventures and the availability of equity financing from traditional real estate investors to fund development activities; the Company’s ability to obtain construction loan financing to fund development activities; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; uncertainties associated with the Company’s condominium conversion and for-sale housing business, including the lack of demand for for-sale housing and the Company’s inability to sell for-sale products at attractive pricing levels; uncertainties associated with loss of personnel in connection with the Company’s reduction of corporate and property development and management overhead; conditions affecting ownership of residential real estate and general conditions in the multifamily residential real estate market; uncertainties associated with environmental and other regulatory matters; the impact of ongoing litigation with the Equal Rights Center regarding compliance with the Americans with Disabilities Act and the Fair Housing Act (including any award of compensatory or punitive damages or injunctive relief requiring the Company to retrofit apartments or public use areas or prohibiting the sale of apartment communities or condominium units) as well as the impact of other litigation; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; the costs of remediating damages to the Company’s communities that have stucco or exterior insulation finishing systems for potential water penetration and other related issues; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

POST PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share or unit data)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Revenues
Rental	$64,789	$66,096	$260,048	$266,204
Other property revenues	3,580	3,377	15,203	14,707
Other	271	294	1,072	1,029

Total revenues	68,640	69,767	276,323	281,940

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	32,394	31,553	131,658	135,279
Depreciation	20,053	18,241	74,442	63,530
General and administrative (1)	4,031	3,464	16,296	16,808
Investment and development (2)	1,228	958	4,114	5,131
Other investment costs (2)	111	422	2,107	1,384
Strategic review costs (3)	-	-	-	8,161
Impairment, severance and other costs (4) (11)	4,040	64,560	13,507	98,862

Total expenses	61,857	119,198	242,124	329,155

Operating income (loss)	6,783	(49,431)	34,199	(47,215)

Interest income	59	300	245	667
Interest expense	(12,979)	(14,487)	(52,377)	(48,863)
Amortization of deferred financing costs	(737)	(894)	(3,079)	(3,473)
Net gains on condominium sales activities (5)	2,440	525	3,481	2,752
Equity in income (loss) of unconsolidated real estate entities (6)(11)	130	143	(74,447)	1,224
Other income (expense), net (7)	(487)	(1,665)	(432)	(1,239)
Net loss on early extinguishment of indebtedness (8)	(4,136)	-	(3,317)	-

Loss from continuing operations	(8,927)	(65,509)	(95,727)	(96,147)

Discontinued operations (9)
Income from discontinued property operations	-	2,682	4,872	12,542
Gains on sales of real estate assets	-	49,404	79,366	75,235

Income from discontinued operations	-	52,086	84,238	87,777

Net loss	(8,927)	(13,423)	(11,489)	(8,370)
Noncontrolling interests - consolidated real estate entities (11)	(2)	(33)	8,218	(395)
Noncontrolling interests - Operating Partnership	48	105	48	113

Net loss attributable to the Company	(8,881)	(13,351)	(3,223)	(8,652)
Dividends to preferred shareholders	(1,909)	(1,909)	(7,637)	(7,637)

Net loss attributable to common shareholders	$(10,790)	$(15,260)	$(10,860)	$(16,289)

Per common share data - Basic (10)
Loss from continuing operations (net of preferred dividends)	$(0.22)	$(1.52)	$(2.10)	$(2.35)
Income from discontinued operations	-	1.17	1.86	1.98

Net loss attributable to common shareholders	$(0.22)	$(0.35)	$(0.24)	$(0.37)

Weighted average common shares outstanding - basic	48,230	44,146	45,179	44,009

Per common share data - Diluted (10)
Loss from continuing operations (net of preferred dividends)	$(0.22)	$(1.52)	$(2.10)	$(2.35)
Income from discontinued operations	-	1.17	1.86	1.98

Net loss attributable to common shareholders	$(0.22)	$(0.35)	$(0.24)	$(0.37)

Weighted average common shares outstanding - diluted	48,230	44,146	45,179	44,009

POST PROPERTIES, INC.

NOTES TO CONSOLIDATED

STATEMENTS OF OPERATIONS

(In thousands, except per share or unit data)

(1)	For the year ended December 31, 2008, general and administrative costs included $353 of additional severance charges related to prior year severance arrangements.

(2)

Investment and development expenses for the three months and year ended December 31, 2009 and 2008 included investment group expenses, development personnel and associated costs not allocable to current development projects. Other investment costs for the three months and year ended December 31, 2009 and 2008 includes land carry costs, primarily property taxes and assessments.

(3)

Strategic review costs for the year ended December 31, 2008 included financial, legal and other costs associated with the Company’s formal process to pursue a possible business combination or other sale transaction. In June 2008, the Company concluded the formal process without a business combination or other sale transaction.

(4)

Impairment, severance and other costs for the three months and year ended December 31, 2009 included severance charges of $4,373 and $4,764, respectively, related to headcount reductions, partially offset by income of $333 and $915, respectively, related to a reduction in estimated costs accrued associated with the hurricane damage sustained in 2008. Impairment, severance and other costs for the year ended December 31, 2009 also included non-cash impairment charges to write off certain condominium land held for future investment. The gross non-cash impairment charge totaling $9,658 includes the amount allocable to the noncontrolling joint venture interest in the consolidated entity holding the land. See (11) below for a reconciliation of the net impairment charge applicable to the Company. Impairment, severance and other costs for the three months and year ended December 31, 2008 included non-cash charges totaling $61,611 and $90,558, respectively, to write down a substantial portion of the Company’s land held for sale and land held for investment to their estimated fair values and to write off pursuit costs on certain abandoned development projects. Impairment, severance and other costs also included severance charges totaling $2,949 and $5,540 for the three months and year ended December 31, 2008, respectively, as well as hurricane casualty losses of $2,764 for the year ended December 31, 2008.

(5)

For the three months and year ended December 31, 2009 and 2008, loss from continuing operations included net gains from condominium sales activities at newly developed and condominium conversion projects representing portions of existing communities. In addition, condominium gains are net of certain expensed sales and marketing costs associated with condominium communities under development and in pre-sale totaling $116 and $169 for the three months ended and $382 and $736 for the year ended December 31, 2009 and 2008, respectively. A summary of revenues and costs and expenses of condominium activities included in continuing operations for the three months and year ended December 31, 2009 and 2008 was as follows:

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Condominium revenues	$7,211	$8,197	$21,999	$35,178
Condominium costs and expenses	(4,771)	(6,798)	(18,293)	(31,552)

Gains on sales of condominiums, before income taxes	2,440	1,399	3,706	3,626
Provision for income taxes	-	(874)	(225)	(874)

Net gains on sales of condominiums	$2,440	$525	$3,481	$2,752

(6)

For the year ended December 31, 2009, the Company recognized its share of a non-cash impairment charge recognized at an unconsolidated entity constructing condominium homes. The gross non-cash impairment charge, totaling $74,733, includes the write off of the Company’s invested capital and includes the amount allocable to the noncontrolling joint venture interest in the consolidated entity holding the equity investment. See (11) below for a reconciliation of the net impairment charge applicable to the Company.

(7)

For the three months ended December 31, 2009, other income (expense), net included costs of $281 related to the Company’s exterior remediation project for certain of its unconsolidated entities. For the year ended December 31, 2009, other income (expense), net included income $874 related to the mark-to-market of an interest rate swap agreement that became ineffective under generally accepted accounting principles, which was partially offset by inspection expenses and costs related to its exterior remediation project for certain of its unconsolidated entities as well as the write-off of pursuit costs associated with an abandoned secured financing arrangement. For the three months and year ended December 31, 2009 and 2008, other expenses also included estimated state franchise and other income taxes.

(8)

For the three months and year ended December 31, 2009, the net loss on early extinguishment of indebtedness includes a net loss of $4,039 from the early extinguishment of debt secured by an operating property as well as a net loss of $97 related to the extinguishment of a portion of the Company’s 2012 and 2013 senior unsecured notes. For the year ended December 31, 2009, the net loss on early extinguishment of indebtedness also included a net loss of $2,626 on the prepayment of the Company’s weekly-remarketed, variable rate taxable mortgage bonds and the associated interest rate swap agreement, offset by a net gain of $3,445 from the early extinguishment of debt related to the Company’s tender offer for its 2010 and 2011 senior unsecured notes.

(9)

In accordance with ASC Topic 360, “Property, Plant and Equipment” (previously referred to as SFAS No. 144), the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the year ended December 31, 2009, income from discontinued operations included the operating results of three apartment communities, containing 1,328 units, through their sale dates in 2009. For the three months and year ended December 31, 2008, income from discontinued operations included the results of operations of the three apartment communities sold in 2009 and four apartment communities sold in 2008 through their sale dates.

The operating revenues and expenses of these communities for the three months and year ended December 31, 2009 and 2008 were as follows:

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Revenues
Rental	$-	$5,331	$7,955	$26,795
Other property revenues	-	282	510	1,505

Total revenues	-	5,613	8,465	28,300

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	-	1,924	2,816	9,729
Depreciation	-	151	-	2,113
Interest	-	856	777	3,916

Total expenses	-	2,931	3,593	15,758

Income from discontinued property operations	$-	$2,682	$4,872	$12,542

For the year ended December 31, 2009, the Company recognized net gains in discontinued operations of $79,366 from the sale of three apartment communities, containing 1,328 units. These sales generated aggregate net proceeds of approximately $148,553 for the year ended December 31, 2009. For the three months and year ended December 31, 2008, the Company recognized net gains in discontinued operations of $49,373 and $75,204, respectively, from the sale of two apartment communities in the fourth quarter of 2008, containing 700 units, the sale of one apartment community in the third quarter of 2008, containing 250 units and the sale of one apartment community in the first quarter of 2008, containing 143 units. These sales generated aggregate net proceeds of approximately $74,743 and $132,391 for the three months and year ended December 31, 2008, respectively. For the three months and year ended December 31, 2008, income from discontinued operations also included gains from condominiums sales activities of $31.

(10)

Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly-owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., also a wholly-owned subsidiary of the Company, owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of December 31, 2009, there were 48,619 units of the Operating Partnership outstanding, of which 48,445, or 99.6%, were owned by the Company.

(11)	A summary of non-cash impairment charges recognized for the year ended December 31, 2009 related to the Company’s investment in its 3630 Peachtree condominium project and adjacent land is as follows:

Condominium land held for future investment (see (4) above)	$9,658
Equity in loss of unconsolidated real estate entity (see (6) above)	74,733
Noncontrolling joint venture interest share of charges	(8,074)

$76,317

POST PROPERTIES, INC.

CALCULATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

AVAILABLE TO COMMON SHAREHOLDERS AND UNITHOLDERS

(In thousands, except per share or unit data)

(Unaudited)

A reconciliation of net income (loss) available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Net loss attributable to common shareholders	$(10,790)	$(15,260)	$(10,860)	$(16,289)
Noncontrolling interests - Operating Partnership	(48)	(105)	(48)	(113)
Depreciation on consolidated real estate assets, net (1)	19,554	17,620	72,420	63,471
Depreciation on real estate assets held in unconsolidated entities	353	349	1,405	1,391
Gains on sales of apartment communities	-	(49,373)	(79,366)	(75,204)
Gains on sales of condominiums	(2,440)	(556)	(3,481)	(2,783)
Incremental gains (losses) on condominium sales (2)	1,533	100	(99)	(293)

Funds (deficit) from operations available to common shareholders and unitholders (A)	$8,162	$(47,225)	$(20,029)	$(29,820)

Funds (deficit) from operations available to common shareholders and unitholders (A)	$8,162	$(47,225)	$(20,029)	$(29,820)
Annually recurring capital expenditures (3)	(4,659)	(2,261)	(13,458)	(10,854)
Periodically recurring capital expenditures (3)	(1,082)	(2,042)	(6,580)	(7,156)
Non-cash impairment charges	-	61,611	76,317	90,558
Non-cash income related to mark-to-market of interest rate swap agreement	-	901	(874)	238
Non-cash straight-line adjustment for ground lease expenses	281	289	1,140	1,166
Net loss on early extinguishment of indebtedness	4,136	141	3,317	141
Strategic review costs	-	-	-	8,161

Adjusted funds from operations available to common shareholders and unitholders (4) (B)	$6,838	$11,414	$39,833	$52,434

Per Common Share Data - Basic
Funds (deficit) from operations per share or unit, as defined (A÷C)	$0.17	$(1.06)	$(0.44)	$(0.67)
Adjusted funds from operations per share or unit (4) (B÷C)	$0.14	$0.26	$0.87	$1.18
Dividends declared	$0.20	$0.20	$0.80	$1.55
Weighted average shares outstanding	48,452	44,184	45,396	44,097
Weighted average shares and units outstanding (C)	48,627	44,422	45,599	44,404

Per Common Share Data - Diluted
Funds (deficit) from operations per share or unit, as defined (A÷D)	$0.17	$(1.06)	$(0.44)	$(0.67)
Adjusted funds from operations per share or unit (4) (B÷D)	$0.14	$0.26	$0.87	$1.18
Dividends declared	$0.20	$0.20	$0.80	$1.55
Weighted average shares outstanding (5)	48,535	44,184	45,396	44,097
Weighted average shares and units outstanding (5) (D)	48,710	44,422	45,599	44,404

(1)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation in consolidated entities.
(2)

See the table entitled “Summary of Condominium Projects” and related footnotes on page 15, specifically footnote 6, for discussion of the Company’s policy for recognizing incremental gains on condominium sales in FFO.

(3)

Excludes approximately $308 for the three months and year ended December 31, 2008 of annually recurring capital expenditures related to the Company’s exterior remediation project. Excludes approximately $8,391 and $1,048 for the three months ended and $30,897 and $1,048 for the year ended December 31, 2009 and 2008, respectively, of periodically recurring capital expenditures related to the Company’s exterior remediation project. Includes approximately $2,058 and $42 for the year ended December 31, 2009 and 2008, respectively, of periodically recurring capital expenditures associated with the Company’s communities under rehabilitation.

(4)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $205 and $79 for the three months ended and $379 and $692 for the year ended December 31, 2009 and 2008, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(5)

Diluted weighted average shares and units include the impact of dilutive securities totaling 83 for the three months ended December 31, 2009. These dilutive securities were antidilutive to the computation of income (loss) per share, as the Company reported a loss from continuing operations for thus period under generally accepted accounting principles. Additionally, basic and diluted weighted average shares and units included the impact of non-vested shares and units totaling 221 and 38 for the three months ended and 217 and 88 for the year ended December 31, 2009 and 2008, respectively, for the computation of funds (deficit) from operations per share. Such non-vested shares and units are considered in the income (loss) per share computations under generally accepted accounting principles using the “two-class method.”

POST PROPERTIES, INC.

SAME STORE RESULTS

(In thousands, except per share or unit data)

(Unaudited)

Same Store Results

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale and communities under rehabilitation. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 41 communities containing 14,921 apartment units which were fully stabilized as of January 1, 2008, is summarized as follows:

	Three months ended December 31,			Year ended December 31,
	2009	2008	% Change	2009	2008	% Change

Rental and other revenues	$54,977	$58,456	(6.0)%	$226,324	$236,320	(4.2)%

Real estate taxes and insurance expenses	8,305	8,714	(4.7)%	34,998	36,496	(4.1)%
Other property operating and maintenance expenses	14,483	13,458	7.6%	57,646	58,556	(1.6)%

Total property operating and maintenance expenses (excluding depreciation and amortization) (1)	22,788	22,172	2.8%	92,644	95,052	(2.5)%

Same store net operating income	$32,189	$36,284	(11.3)%	$133,680	$141,268	(5.4)%

Capital expenditures (2)
Annually recurring:
Carpet	$643	$643	0.0%	$2,739	$2,689	1.9%
Other	3,534	1,533	130.5%	8,817	5,981	47.4%

Total annually recurring (3)	4,177	2,176	92.0%	11,556	8,670	33.3%
Periodically recurring 4)	8,422	2,541	231.4%	32,666	7,058	362.8%

Total capital expenditures (A)	$12,599	$4,717	167.1%	$44,222	$15,728	181.2%

Total capital expenditures per unit (A ÷ 14,921 units)	$844	$316	167.1%	$2,964	$1,054	181.2%

Average monthly rental rate per unit (5)	$1,231	$1,321	(6.8)%	$1,270	$1,325	(4.2)%

(1)

Beginning in the fourth quarter of 2008, other property operating and maintenance expenses include certain expenses reclassified from corporate property management expenses for all periods presented. The reclassified operating expenses relate primarily to relief and preventative maintenance engineers, collections personnel, certain property related advertising and property level performance based awards.

(2)

See Table 3 on page 26 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(3)	Annually recurring expenditures included $308 for the three month and year ended December 31, 2008 related to the Company’s exterior remediation project.
(4)

Periodically recurring expenditures included $7,860 and $1,048 for the three months ended and $30,156 and $1,048 for the year ended December 31, 2009 and 2008, respectively, related to the Company’s exterior remediation project. Periodically recurring expenditures included $12 and $581 for the three months ended and $635 and $2,057 for the year ended December 31, 2009 and 2008, respectively, related to the Company’s “resident design center” program.

(5)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 24 for further information.

Same Store Operating Results by Market –

Comparison of Fourth Quarter of 2009 to Fourth Quarter of 2008

(Increase (decrease) from same period in prior year)

	Three months ended December 31, 2009							Year ended December 31, 2009
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	(5.8)%		0.7%		(10.4)%		2.0%	(4.5)%		0.5%		(8.1)%		(0.5)%
Dallas	(8.3)%		5.6%		(17.3)%		(1.2)%	(5.8)%		(6.1)%		(5.6)%		(1.1)%
Washington, DC	(1.3)%		1.1%		(2.6)%		1.0%	(1.3)%		(1.4)%		(1.2)%		0.4%
Tampa	(4.9)%		(3.3)%		(5.9)%		0.7%	(3.0)%		(8.4)%		0.8%		1.6%
Charlotte	(10.7)%		8.3%		(19.8)%		1.2%	(9.0)%		(1.9)%		(12.7)%		(1.0)%
New York	(11.5)%		31.5%		(30.0)%		(1.2)%	(6.4)%		14.6%		(16.3)%		(2.1)%
Houston	(4.7)%		2.2%		(8.6)%		(0.9)%	(1.4)%		(6.3)%		2.6%		(0.8)%
Austin	(5.9)%		(5.5)%		(6.2)%		(0.9)%	(4.5)%		(5.5)%		(3.7)%		(2.2)%
Orlando	(2.6)%		(10.5)%		2.9%		0.7%	(1.2)%		(4.5)%		1.3%		3.4%

Total	(6.0)%		2.8%		(11.3)%		0.5%	(4.2)%		(2.5)%		(5.4)%		(0.2)%

(1)	See Table 2 on page 24 for a reconciliation of these components of same store net operating income and Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

Market	Apartment Units	% of NOI Three months ended December 31, 2009	Average Economic Occupancy (1)		Average Economic Occupancy (1)		Physical Occupancy at December 31, 2009 (2)	Average Rental Rate Per Unit Three Months Ended December 31, 2009 (3)
			Three months ended December 31,		Year ended December 31,
			2009	2008	2009	2008
Atlanta	4,242	23.8%	96.3%	94.3%	94.4%	94.9%	95.0%	$1,048
Dallas	3,429	17.6%	93.2%	94.4%	93.5%	94.6%	92.6%	1,023
Washington, DC	1,905	20.1%	94.2%	93.2%	94.5%	94.1%	92.4%	1,775
Tampa	1,877	12.8%	96.2%	95.5%	95.7%	94.1%	95.5%	1,159
Charlotte	1,388	7.9%	91.8%	90.6%	92.1%	93.1%	89.1%	1,040
New York	337	5.7%	93.1%	94.3%	92.9%	95.0%	93.8%	3,641
Houston	837	5.5%	91.4%	92.3%	92.2%	93.0%	90.8%	1,215
Austin	308	2.1%	93.1%	94.0%	93.0%	95.2%	94.5%	1,278
Orlando	598	4.5%	95.4%	94.7%	95.2%	91.8%	93.6%	1,291

Total	14,921	100.0%	94.4%	93.9%	94.0%	94.2%	93.3%	$1,231

(1)

The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 93.2% and 92.9% for the three months and 92.8% and 93.0% for the year ended December 31, 2009 and 2008, respectively. For the three months ended December 31, 2009 and 2008, net concessions were $455 and $418, respectively, and employee discounts were $170 and $190, respectively. For the year ended December 31, 2009 and 2008, net concessions were $2,045 and $2,006, respectively, and employee discounts were $749 and $809, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
(3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 24 for further information.

Same Store Sequential Comparison

	Three months ended
	December 31, 2009	September 30, 2009	% Change

Rental and other revenues	$54,977	$56,361	(2.5)%

Real estate taxes and insurance expenses	8,305	8,509	(2.4)%
Other property operating and maintenance expenses	14,483	15,575	(7.0)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	22,788	24,084	(5.4)%

Same store net operating income (1)	$32,189	$32,277	(0.3)%

Average economic occupancy	94.4%	94.5%	(0.1)%

Average monthly rental rate per unit	$1,231	$1,253	(1.8)%

(1)	See Table 2 on page 25 for a reconciliation of these components of same store net operating income and Table 1 on page 24 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market –

Comparison of Fourth Quarter of 2009 to Third Quarter 2009

(Increase (decrease) between periods)

Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	(1.1)%		(7.7)%		4.8%		1.7%
Dallas	(3.5)%		(8.3)%		0.8%		(0.1)%
Washington, DC	(1.2)%		(0.5)%		(1.6)%		(0.5)%
Tampa	(2.9)%		(0.9)%		(4.2)%		(0.5)%
Charlotte	(4.4)%		(3.2)%		(5.1)%		(2.9)%
New York	(3.7)%		3.6%		(8.9)%		0.3%
Houston	(4.4)%		(10.5)%		0.1%		(2.0)%
Austin	(3.6)%		(13.4)%		5.4%		(1.8)%
Orlando	(0.8)%		(9.9)%		5.5%		(0.3)%

Total	(2.5)%		(5.4)%		(0.3)%		(0.1)%

(1)	See Table 2 on page 24 for a reconciliation of these components of same store net operating income and Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income.

POST PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share or unit data)

	December 31, 2009	December 31, 2008
	(Unaudited)
Assets
Real estate assets
Land	$283,217	$258,593
Building and improvements	1,983,839	1,802,496
Furniture, fixtures and equipment	230,271	205,221
Construction in progress	28,274	138,496
Land held for future investment	93,899	81,555

	2,619,500	2,486,361
Less: accumulated depreciation	(625,391)	(553,814)
Condominiums, for-sale and under construction	107,366	65,507
Assets held for sale, net of accumulated depreciation of $0 and $42,379 at December 31, 2009 and 2008, respectively	5,045	85,097

Total real estate assets	2,106,520	2,083,151
Investments in and advances to unconsolidated real estate entities	8,322	39,300
Cash and cash equivalents	13,347	75,472
Restricted cash	11,177	10,164
Deferred charges, net	8,365	10,278
Other assets	29,698	34,290

Total assets	$2,177,429	$2,252,655

Liabilities and shareholders’ equity
Indebtedness	$992,760	$1,112,913
Accounts payable and accrued expenses	79,815	93,175
Investments in unconsolidated real estate entities	54,706	15,985
Dividend and distribution payable	9,724	8,888
Accrued interest payable	4,890	5,493
Security deposits and prepaid rents	16,079	15,941

Total liabilities	1,157,974	1,252,395

Redeemable common units	3,402	4,410

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
48,453 and 44,222 shares issued and 48,445 and 44,222 shares outstanding at December 31, 2009 and 2008, respectively	484	442
Additional paid-in-capital	960,593	886,643
Accumulated earnings	57,253	105,300
Accumulated other comprehensive income (loss)	-	(1,819)

	1,018,359	990,595

Less common stock in treasury, at cost, 97 and 80 shares at December 31, 2009 and 2008, respectively	(3,240)	(2,965)

Total Company shareholders’ equity	1,015,119	987,630
Noncontrolling interests - consolidated real estate entities	934	8,220

Total equity	1,016,053	995,850

Total liabilities and equity	$2,177,429	$2,252,655

POST PROPERTIES, INC.

DEBT SUMMARY

(Dollars in thousands, except per share or unit data)

(Unaudited)

Summary of Outstanding Debt at December 31, 2009 - Consolidated

Type of Indebtedness	Balance	Percentage of Total	Weighted Average Rate (1) December 31,
			2009	2008
Unsecured fixed rate senior notes	$335,917	33.8%	6.4%	6.4%
Secured fixed rate notes	648,690	65.4%	5.7%	5.5%
Secured variable rate notes	-	0.0%	-	6.7%
Unsecured lines of credit	-	0.0%	-	3.2%
Secured variable rate construction note	8,153	0.8%	1.7%	-

	$992,760	100.0%	5.9%	5.9%

	Balance	Percentage of Total Debt	Weighted Average Maturity of Total Debt (2) (3)
Total fixed rate debt	$984,607	99.2%	5.2
Total variable rate debt	8,153	0.8%	1.5

Total debt	$992,760	100.0%	5.2

Debt Maturities – Consolidated and Unconsolidated

	Consolidated		Unconsolidated Entities
Aggregate debt maturities by year	Amount	Weighted Average Rate on Debt Maturities (1)	Amount		Company Share	Weighted Average Rate on Debt Maturities (1)
2010	$101,358	7.7%	$-		$-	0.0%
2011	21,276	3.9%	56,975	(3)	56,975	1.7%
2012	100,104	5.5%	-		-	0.0%
2013	186,606	6.1%	79,772		27,920	5.8%
2014	188,644	6.1%	-		-	0.0%
Thereafter	394,772	5.6%	126,723		31,681	5.7%

	$992,760	5.9%	$263,470		$116,576	4.3%

Debt Statistics

	Year ended December 31,
	2009	2008
Interest coverage ratio (4)(5)	2.3x	2.3x
Fixed charge coverage ratio (4)(6)	2.0x	2.0x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	39.1%	42.4%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	42.4%	45.7%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at December 31, 2008 are based on the debt outstanding at that date.
(2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
(3)	Amount represents the outstanding balance of the condominium portion of the total construction loan outstanding on the Company’s mixed-use development. See page 18 for further discussion.
(4)	Calculated for the year ended December 31, 2009 and 2008.
(5)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common noncontrolling interest, gains on sales of real estate and investment sales, impairment charges, interest expense, depreciation, amortization and income taxes. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 26.

(6)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common noncontrolling interest, gains on sales of real estate and investment sales, impairment charges, interest expense, depreciation, amortization and income taxes. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 26.

(7)	A computation of the debt ratios is included in Table 5 on page 27.

POST PROPERTIES, INC.

DEBT SUMMARY (CONT.)

(Dollars in thousands, except per share or unit data)

(Unaudited)

Financial Debt Covenants - Senior Unsecured Public Notes

Covenant requirement (1)	As of December 31, 2009
Consolidated Debt to Total Assets cannot exceed 60%	36%
Secured Debt to Total Assets cannot exceed 40%	24%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	5.8x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	2.4x

(1)    A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

Ratio of Consolidated Debt to Total Assets

As of December 31, 2009
Consolidated debt, per balance sheet (A)	$992,760

Total assets, as defined (B) (Table A)	$2,794,455

Computed ratio (A÷B)	36%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$656,843

Computed ratio (C÷B)	24%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$992,760
Total secured debt (C)	(656,843)

Total unsecured debt (D)	$335,917

Total unencumbered assets, as defined (E) (Table A)	$1,937,721

Computed ratio (E÷D)	5.8x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$134,998

Annual Debt Service Charge, as defined (G) (Table B)	$56,619

Computed ratio (F÷G)	2.4x

Required minimum ratio	1.5x

POST PROPERTIES, INC.

DEBT SUMMARY (CONT.)

(Dollars in thousands, except per share or unit data)

(Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of December 31, 2009
Total real estate assets	$2,106,520
Add:
Investments in and advances to unconsolidated real estate entities	8,322
Accumulated depreciation	625,391
Other tangible assets	54,222

Total assets for public debt covenant computations	2,794,455
Less:
Encumbered real estate assets	(856,734)

Total unencumbered assets for public debt covenant computations	$1,937,721

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge

Consolidated income available for debt service	Year ended December 31, 2009
Net loss	$(11,489)
Add:
Non-cash impairment charge - unconsolidated entity	74,733
Non-cash impairment charge - consolidated entities	9,658
Depreciation	74,442
Depreciation (company share) of assets held in unconsolidated entities	1,405
Amortization of deferred financing costs	3,079
Interest expense	52,377
Interest expense (company share) of assets held in unconsolidated entities	3,465
Interest expense of discontinued operations	777
Income tax expense	988
Other non-cash expenses	6,192
Net loss on early extinguishment of indebtedness	3,317
Less:
Gains on sales of real estate assets - discontinued operations	(79,366)
Gains on sales of real estate assets	(3,706)
Other non-cash income	(874)

Consolidated income available for debt service	$134,998

Annual debt service charge
Consolidated interest expense	$52,377
Interest expense (company share) of assets held in unconsolidated entities	3,465
Interest expense of discontinued operations	777

Debt service charge	$56,619

POST PROPERTIES, INC.

SUMMARY OF APARTMENT COMMUNITIES UNDER CONSTRUCTION AND IN LEASE-UP

AND LAND HELD FOR FUTURE INVESTMENT AND SALE

($ in millions)

Apartment Communities Under Construction and in Lease-up

Community	Location	Number of Units	Retail Sq. Ft.	Estimated Cost	Costs Incurred as of 12/31/09	Quarter of Const. Start	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (1)	Units Leased (2)

Post Eastside™	Dallas, TX	435	37,900	$57.9	$56.0	4Q 2006	2Q 2008	2Q 2010	365
Post Sierra at Frisco Bridges™	Dallas, TX	268	29,000	42.1	40.4	3Q 2007	2Q 2009	3Q 2010	173
Post Park®	Wash. DC	396	1,700	84.7	80.3	4Q 2007	2Q 2009	4Q 2010	161
Post West Austin™	Austin, TX	329	-	53.2	51.4	4Q 2007	2Q 2009	3Q 2010	155

Total		1,428	68,600	$237.9	$228.1				854

(1)    The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)    As of February 1, 2010.

Land Held for Future Investment and Sale

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all or that land held for sale will be sold.

Land Held for Future Investment:

Project	Metro Area	Carrying Value At Dec. 31, 2009 (in thousands)	Estimated Usable Acreage

Alexander	Atlanta, GA	$6,652	2.5
Allen Plaza	Atlanta, GA	19,016	5.6
Millennium	Atlanta, GA	2,774	1.0
Spring Hill	Atlanta, GA	2,023	9.1
South Lamar	Austin, TX	4,942	4.0
Frisco Bridges II	Dallas, TX	5,480	5.4
Midtown Square III	Houston, TX	3,502	1.6
Richmond	Houston, TX	4,420	2.1
Baldwin Park	Orlando, FL	9,841	13.5
Wade	Raleigh, NC	14,544	39.6
Citrus Park	Tampa, FL	3,450	17.7
Soho Square	Tampa, FL	5,168	4.1
Carlyle Square II	Washington, D.C.	12,087	2.4

Total Land Held for Future Investment (1)		$93,899	108.6

Land Held for Sale:
Project	Metro Area	Carrying Value At Dec. 31, 2009 (in thousands)	Estimated Usable Acreage

Wade	Raleigh, NC	$5,045	40.9

Total Land Held for Sale (1)		$5,045	40.9

(1) The carrying value of land held for future investment and for sale at December 31, 2009 has been written-down to reflect previously recorded impairments totaling $87,831 in 2008.

POST PROPERTIES, INC.

SUMMARY OF CONDOMINIUM PROJECTS

(Dollars in thousands)

									Units (2)
Project	Location	Year Completed	Sale Start Date	Quarter of First Available Units	Average Unit Sq. Ft. (1)	Book Value as of 12/31/09		Remaining Construction Costs as of 12/31/09	Total	Closed	Under Contract	Available for Sale
Completed Condominium Conversion Projects
Harbour Place City Homes™	Tampa, FL	1999	Q2 2006	N/A	1,036	$-		N/A	206	205	1	-
RISETM	Houston, TX	2000	Q2 2006	N/A	1,407	819		N/A	143	138	-	5
Completed Condominium Development Projects
Mercer Square™ (4)	Dallas, TX	2007	3Q2007	N/A	1,094	-		N/A	85	85	-	-
Condominium Development Projects Under Construction
The Ritz-Carlton Residences, Atlanta, Buckhead (3)	Atlanta, GA	N/A	N/A	2Q 2010	1,903	24,503	(8)	$16,718	129	-	-	129
Four Seasons Residences	Austin, TX	N/A	N/A	2Q 2010	1,969	106,546		28,954	148	-	72	76

						$131,868		$45,672	711	428	73	210

Financial Summary – Aggregate Condominium Activity

	Three months ended December 31, 2009			Three months ended December 31, 2008			Year ended December 31, 2009			Year ended December 31, 2008
Project	Units Closed	Gross Revenues	Gain on Sale (6)(7)	Units Closed	Gross Revenues	Gain on Sale (6)(7)	Units Closed	Gross Revenues	Gain on Sale (6)(7)	Units Closed	Gross Revenues	Gain on Sale (6)(7)
Completed Condominium Conversion Projects
Harbour Place City Homes™	11	$1,978	$854	3	$613	$190	38	$7,042	$2,767	15	$3,348	$167
RISETM	11	2,549	1,160	4	1,316	175	33	8,876	1,757	29	7,941	143
Completed Condominium Development Projects
The Condominiums at Carlyle Square™ (5)	-	-	-	14	5,683	1,419	-	-	-	44	16,943	3,337
Mercer Square™ (4)	17	2,684	326	2	581	(321)	32	6,072	(652)	25	6,936	604

	39	7,211	2,340	23	8,193	1,463	103	21,990	3,872	113	35,168	4,251
Other	-	-	100	-	4	(33)	-	9	(166)	-	10	(594)

Total	39	$7,211	$2,440	23	$8,197	$1,430	103	$21,999	$3,706	113	$35,178	$3,657

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.
(2)	Unit status is as of February 1, 2010. There can be no assurance that condominium units under contract will close.
(3)

The amounts reflected for this project represent the condominium portion of a mixed-use development currently being developed in an entity owned with other third-party developers. The condominium portion of the project is owned through a joint venture with an Atlanta-based condominium development partner and is branded as The Ritz-Carlton Residences, Atlanta, Buckhead. See footnote 2 on page 18 for further information concerning this venture.

(4)	Final condominium closings occurred in the fourth quarter of 2009 at this community.
(5)	Final condominium closings occurred in 2008 at this community.
(6)

For conversion projects, the Company recognizes accounting gains under GAAP to the extent that net sales proceeds from the sale of condominium units exceed the Company’s net GAAP basis and related expenses. For FFO purposes, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceed the “transfer price”. The transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time. For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP.

(7)

For co-investment projects, amounts exclude noncontrolling interests of $101 and $130 for the three months and year ended December 31, 2008, respectively. Amounts above exclude an income tax provision of $225 for the year ended December 31, 2009 and $874 for the three months and year ended December 31, 2008 attributable to gains (losses) on condominium sales.

(8)

The carrying value of The Ritz-Carlton Residences, Atlanta, Buckhead located at 3630 Peachtree in Atlanta, Georgia was written down to reflect an impairment charge (including non-controlling joint venture interests) of $74,733 in the second quarter of 2009.

POST PROPERTIES, INC.

COMMUNITY ACQUISITION AND DISPOSITION SUMMARY

Property Name/Period	Location	Units	Year Built	Gross Amount Per Unit	Gross Amount

Acquisitions
2008
None

2009
None

Dispositions

Q1 2008
Post Wilson™	Dallas, TX	143	1999	$138,811	$19,850,000

Q3 2008
Post Oglethorpe®	Atlanta, GA	250	1994	$154,000	38,500,000

Q4 2008
Post Woods®	Atlanta, GA	494	1977-1983	$106,781	52,750,000
Post Lenox Park®	Atlanta, GA	206	1995	$110,194	22,700,000

2008 YTD Total					$133,800,000

Average Cap Rate – Dispositions – 2008					6.1%	(1)

Q2 2009
Post Dunwoody®	Atlanta, GA	530	1989-1996	$89,434	$47,400,000

Q3 2009
Post Forest®	Washington, D.C.	364	1990	$157,967	57,500,000
Post Ridge®	Atlanta, GA	434	1998	$103,226	44,800,000

2009 YTD Total					$149,700,000

Average Cap Rate – Dispositions – 2009					7.6%	(1)

(1)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

POST PROPERTIES, INC.

CAPITALIZED COSTS SUMMARY

(Dollars in thousands, except per share or unit data)

(Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three months and year ended December 31, 2009 and 2008 is detailed below.

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Development and acquisition expenditures (1)	$16,334	$42,731	$128,888	$173,204
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	493	3,785	4,247	16,340
Other community additions and improvements (3) (6)	9,473	3,090	37,477	8,204
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	4,659	2,569	13,458	11,162
Corporate additions and improvements	205	79	379	692

	$31,164	$52,254	$184,449	$209,602

Other Data
Capitalized interest	$2,479	$2,860	$12,259	$12,406

Capitalized development and associated costs (5)	$625	$1,247	$3,889	$5,822

(1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
(2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
(3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
(4)

Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis. Annually recurring expenditures includes $308 for the three months and year ended December 31, 2008 related to the Company’s exterior remediation project.

(5)	Reflects internal personnel and associated costs capitalized to construction and development activities.
(6)

Periodically recurring expenditures includes $8,391 and $1,048 for the three months ended and $30,897 and $1,048 for the year ended December 31, 2009 and 2008, respectively, related to the Company’s exterior remediation project.

POST PROPERTIES, INC.

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(Dollars in thousands, except per share or unit data)

(Unaudited)

Apartments and Condominium Development Communities

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is as follows:

Non-Financial Data

Joint Venture Property	Location	Property Type	# of Units	Ownership Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Biltmore™	Atlanta, GA	Apartments	276	35%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%
3630 Peachtree South Tower (2)	Atlanta, GA	Mixed-Use	129	49%

Financial Data

	As of December 31, 2009						Three months ended December 31, 2009			Year ended December 31, 2009
Joint Venture Property	Gross Investment in Real Estate (9)	Mortgage/ Construction Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company’s Equity in Earnings	Mgmt. Fees & Other	Entity NOI	Company’s Equity in Earnings	Mgmt. Fees & Other
Post Collier Hills® (1)	$54,708	$39,565	(4)	$12,437	$(4,204)	(1)	$584	$(30)		$2,689	$(24)
Post Crest® (1)	64,004	46,159	(4)	14,136	(6,645)	(1)	615	(48)		2,597	(153)
Post Lindbergh® (1)	60,333	41,000	(5)	17,167	(4,037)	(1)	550	(52)		2,671	(84)
Post Biltmore™	36,368	29,272	(6)	976	2,143		480	(53)		2,294	(75)
Post Massachusetts Avenue™	69,611	50,500	(7)	8,736	6,179		1,525	192		6,337	868
3630 Peachtree South Tower (2)	114,508	124,944	(8)	(21,795)	(39,820)	(3)	(185)	121		(655)	(74,979)

Total	$399,532	$331,440		$31,657	$(46,384)		$3,569	$130	$204 (10)	$15,933	$(74,447)	$834 (10)

(1)

In 2007, the Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

(2)

The mixed-use project (the “Master JV”) consists of 129 luxury for-sale condominiums to be marketed as The Ritz-Carlton Residences, Atlanta, Buckhead (sponsored through a joint venture between the Company and a private condominium developer; the “Condo JV”) and approximately 425,000 square feet of Class A office space (sponsored through a joint venture between an office REIT and a private office developer). The Condo JV owns an approximate 49% pro-rata interest in the Master JV accounted for on the equity method, representing the condominium portion of the project. Due to its majority ownership of the Condo JV, the Company consolidates that entity on its consolidated balance sheet. The Company’s share of gross real estate assets and construction notes payable at December 31, 2009 was $24,503 and $56,975, respectively. See page 15 for further information regarding the for-sale condominium portion of the project.

(3)

The Company’s credit investment results from a non-cash impairment charge of $68,219, net of the allocable loss to the noncontrolling joint venture interest in the entity of $6,514, for the year ended December 31, 2009 to write down its investment to fair value. The credit investment is reflected in consolidated liabilities on the Company’s balance sheet.

(4)	These notes bear interest at a fixed rate of 5.63% and mature in 2017.
(5)	This note bears interest at a fixed rate of 5.71% and matures in 2017.
(6)	This note bears interest at a fixed rate of 5.83% and requires monthly interest only payments through 2013. The note is prepayable without penalty in September 2011.
(7)	This note bears interest at a fixed rate of 5.82% and requires monthly interest only payments through 2013. The note is prepayable without penalty in September 2011.
(8)	At December 31, 2009, $124,944 was outstanding under a $178,840 construction loan facility bearing interest at a variable rate of LIBOR plus 1.35% and which matures in 2011.
(9)	Represents GAAP basis net book value plus accumulated depreciation.
(10)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.

POST PROPERTIES, INC.

NET ASSET VALUE SUPPLEMENTAL INFORMATION

(Dollars in thousands, except per share or unit data)

(Unaudited)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents below NOI for the quarter ended December 31, 2009 for properties stabilized by October 1, 2009 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by October 1, 2009 are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

Financial Data

(In thousands)

Income Statement Data	Three months ended December 31, 2009	Adjustments		As Adjusted
Rental revenues	$64,789	$(3,005)	(1)	$61,784
Other property revenues	3,580	(121)	(1)	3,459

Total rental and other revenues (A)	68,369	(3,126)		65,243
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	32,394	(5,667)	(1)	26,727

Property net operating income (Table 1) (A-B)	$35,975	$2,541		$38,516

Assumed property management fee (calculated at 3% of revenues) (A x 3%)				(1,957)

Assumed property capital expenditure reserve ($300 per unit per year based on 16,811 units)				(1,261)

Adjusted property net operating income				$35,298

Annualized property net operating income (C)				$141,192

Apartment units represented (D)	19,863	(3,052)	(1)	16,811

Other Asset Data	As of December 31, 2009	Adjustments		As Adjusted
Cash & equivalents	$13,347	$-		$13,347
Real estate assets under construction, lease-up, conversion or rehabilitation, at cost (2)	28,274	251,052	(2)	279,326
Land held for future investment	93,899	-		93,899
Condominiums, for-sale and under construction	107,366	-		107,366
Assets held for sale	5,045	-		5,045
Investments in and advances to unconsolidated real estate entities (3)	8,322	(8,322)	(3)	-
Restricted cash and other assets	40,875	-		40,875
Cash & other assets of unconsolidated apartment entities (4)	5,349	(3,740)	(4)	1,609

Total (E)	$302,477	$238,990		$541,467

Other Liability Data
Indebtedness	$992,760	$-		$992,760
Investments in unconsolidated real estate entities (3)	54,706	(14,886)	(3)	39,820
Other liabilities (including noncontrolling interests) (5)	111,442	(14,802)	(5)	96,640
Total liabilities of unconsolidated apartment entities (6)	208,960	(148,618)	(6)	60,342

Total (F)	$1,367,868	$(178,306)		$1,189,562

Other Data

	As of December 31, 2009
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$95,000

Common shares outstanding	48,445
Common units outstanding	174

Total (H)	48,619	$19.60	$952,932

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$1,696,027

Implied Portfolio Capitalization Rate (C÷I)			8.3%

Implied market value of Company gross real estate assets per unit (I÷D)			$100.9

(1)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended December 31, 2009 to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Under construction, lease-up, conversion, or rehabilitation	$(3,186)	$(196)	$(1,956)	(1,796)
Corporate property management expenses	-	-	(2,539)	-
Company share of unconsolidated entities	1,921	131	817	(1,256)
Corporate apartments and other	(1,740)	(56)	(1,989)	-

	$(3,005)	$(121)	$(5,667)	(3,052)

(2)

The “As Adjusted” amount represents CIP balance per the Company’s balance sheet plus the costs of properties under construction and lease-up that have been transferred to operating real estate assets as apartment units are completed, plus the gross book value of one former rehabilitation community not yet stabilized during the fourth quarter of 2009.

(3)

The adjustment reflects a reduction for the investments in unconsolidated entities for entities with operating real estate assets, as the Company’s net operating income of such investments is included in the adjusted net operating income reflected above. The “As Adjusted” liability amount represents the consolidated credit investment in 3630 Peachtree South Tower (i.e., The Ritz-Carlton Residences, Atlanta, Buckhead).

(4)

The “As of December 31, 2009” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

(5)

The “As of December 31, 2009” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses, security deposits and prepaid rents, and noncontrolling interests in consolidated real estate entities as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense.

(6)

The “As of December 31, 2009” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partner’s respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

POST PROPERTIES, INC.

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

(Dollars in thousands, except per share or unit data)

(Unaudited)

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, non-cash income (loss) related to mark-to-market of interest rate swap agreements, non-cash debt extinguishment costs and strategic review costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “annually recurring capital expenditures” and “periodically recurring capital expenditures.”

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

Average Economic Occupancy - The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures

Table 1

Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(Dollars in thousands)

(Unaudited)

	Three months ended			Year ended
	December 31, 2009	December 31, 2008	September 30, 2009	December 31, 2009	December 31, 2008
Total same store NOI	$32,189	$36,284	$32,277	$133,680	$141,268
Property NOI from other operating segments	3,786	1,636	2,905	9,913	4,364

Consolidated property NOI	35,975	37,920	35,182	143,593	145,632

Add (subtract):
Interest income	59	300	49	245	667
Other revenues	271	294	298	1,072	1,029
Depreciation	(20,053)	(18,241)	(18,787)	(74,442)	(63,530)
Interest expense	(12,979)	(14,487)	(12,978)	(52,377)	(48,863)
Amortization of deferred financing costs	(737)	(894)	(726)	(3,079)	(3,473)
General and administrative	(4,031)	(3,464)	(3,892)	(16,296)	(16,808)
Investment and development	(1,228)	(958)	(1,096)	(4,114)	(5,131)
Other investment costs	(111)	(422)	(697)	(2,107)	(1,384)
Strategic review costs	-	-	-	-	(8,161)
Impairment, severance and other charges	(4,040)	(64,560)	(391)	(13,507)	(98,862)
Gains on sales of real estate assets, net	2,440	525	1,069	3,481	2,752
Equity in income (loss) of unconsolidated real estate entities	130	143	(31)	(74,447)	1,224
Other income (expense), net	(487)	(1,665)	(472)	(432)	(1,239)
Net gain on early extinguishment of indebtedness	(4,136)	-	-	(3,317)	-

Loss from continuing operations	(8,927)	(65,509)	(2,472)	(95,727)	(96,147)
Income from discontinued operations	-	52,086	54,861	84,238	87,777

Net income (loss)	$(8,927)	$(13,423)	$52,389	$(11,489)	$(8,370)

Table 2

Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(Dollars in thousands)

	Three months ended			Q4 ‘09 vs. Q4 ‘08 % Change	Q4 ‘09 vs. Q3 ‘09 % Change	Q4 ‘09 % Same Store NOI
	December 31, 2009	December 31, 2008	September 30, 2009
Rental and other revenues
Atlanta	$13,879	$14,729	$14,040	(5.8)%	(1.1)%
Dallas	10,384	11,318	10,766	(8.3)%	(3.5)%
Washington, D.C.	10,070	10,204	10,192	(1.3)%	(1.2)%
Tampa	6,706	7,053	6,908	(4.9)%	(2.9)%
Charlotte	4,180	4,681	4,371	(10.7)%	(4.4)%
New York	3,337	3,772	3,467	(11.5)%	(3.7)%
Houston	2,940	3,084	3,074	(4.7)%	(4.4)%
Austin	1,163	1,236	1,206	(5.9)%	(3.6)%
Orlando	2,318	2,379	2,337	(2.6)%	(0.8)%

Total rental and other revenues	54,977	58,456	56,361	(6.0)%	(2.5)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	6,204	6,162	6,720	0.7%	(7.7)%
Dallas	4,719	4,470	5,147	5.6%	(8.3)%
Washington, D.C.	3,629	3,591	3,647	1.1%	(0.5)%
Tampa	2,591	2,680	2,614	(3.3)%	(0.9)%
Charlotte	1,642	1,516	1,696	8.3%	(3.2)%
New York	1,487	1,131	1,436	31.5%	3.6%
Houston	1,154	1,129	1,290	2.2%	(10.5)%
Austin	496	525	573	(5.5)%	(13.4)%
Orlando	866	968	961	(10.5)%	(9.9)%

Total	22,788	22,172	24,084	2.8%	(5.4)%

Net operating income
Atlanta	7,675	8,567	7,320	(10.4)%	4.8%	23.8%
Dallas	5,665	6,848	5,619	(17.3)%	0.8%	17.6%
Washington, D.C.	6,441	6,613	6,545	(2.6)%	(1.6)%	20.1%
Tampa	4,115	4,373	4,294	(5.9)%	(4.2)%	12.8%
Charlotte	2,538	3,165	2,675	(19.8)%	(5.1)%	7.9%
New York	1,850	2,641	2,031	(30.0)%	(8.9)%	5.7%
Houston	1,786	1,955	1,784	(8.6)%	0.1%	5.5%
Austin	667	711	633	(6.2)%	5.4%	2.1%
Orlando	1,452	1,411	1,376	2.9%	5.5%	4.5%

Total same store NOI	$32,189	$36,284	$32,277	(11.3)%	(0.3)%	100.0%

Average rental rate per unit
Atlanta	$1,048	$1,146	$1,073	(8.6)%	(2.3)%
Dallas	1,023	1,106	1,047	(7.5)%	(2.3)%
Washington, D.C.	1,775	1,816	1,780	(2.3)%	(0.3)%
Tampa	1,159	1,237	1,180	(6.3)%	(1.8)%
Charlotte	1,040	1,183	1,055	(12.1)%	(1.5)%
New York	3,641	3,938	3,730	(7.5)%	(2.4)%
Houston	1,215	1,266	1,247	(4.0)%	(2.5)%
Austin	1,278	1,347	1,296	(5.1)%	(1.4)%
Orlando	1,291	1,397	1,307	(7.6)%	(1.2)%
Total average rental rate per unit	1,231	1,321	1,253	(6.8)%	(1.8)%

Table 2 (con’t)

Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(Dollars in thousands)

	Year ended
	December 31, 2009	December 31, 2008	% Change
Rental and other revenues
Atlanta	$56,860	$59,560	(4.5)%
Dallas	43,321	45,996	(5.8)%
Washington, D.C.	40,599	41,134	(1.3)%
Tampa	27,610	28,476	(3.0)%
Charlotte	17,571	19,314	(9.0)%
New York	14,112	15,074	(6.4)%
Houston	12,149	12,319	(1.4)%
Austin	4,779	5,006	(4.5)%
Orlando	9,323	9,441	(1.2)%

Total rental and other revenues	226,324	236,320	(4.2)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	24,947	24,823	0.5%
Dallas	19,071	20,316	(6.1)%
Washington, D.C.	14,385	14,594	(1.4)%
Tampa	10,902	11,903	(8.4)%
Charlotte	6,501	6,628	(1.9)%
New York	5,548	4,841	14.6%
Houston	5,160	5,506	(6.3)%
Austin	2,171	2,297	(5.5)%
Orlando	3,959	4,144	(4.5)%

Total	92,644	95,052	(2.5)%

Net operating income
Atlanta	31,913	34,737	(8.1)%
Dallas	24,250	25,680	(5.6)%
Washington, D.C.	26,214	26,540	(1.2)%
Tampa	16,708	16,573	0.8%
Charlotte	11,070	12,686	(12.7)%
New York	8,564	10,233	(16.3)%
Houston	6,989	6,813	2.6%
Austin	2,608	2,709	(3.7)%
Orlando	5,364	5,297	1.3%

Total same store NOI	$133,680	$141,268	(5.4)%

Average rental rate per unit
Atlanta	$1,092	$1,149	(5.0)%
Dallas	1,060	1,103	(3.9)%
Washington, D.C.	1,786	1,814	(1.5)%
Tampa	1,196	1,267	(5.6)%
Charlotte	1,089	1,186	(8.2)%
New York	3,788	3,905	(3.0)%
Houston	1,248	1,252	(0.3)%
Austin	1,311	1,337	(1.9)%
Orlando	1,328	1,432	(7.3)%
Total average rental rate per unit	1,270	1,325	(4.2)%

Table 3

Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(Dollars in thousands)

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Annually recurring capital expenditures by operating segment
Fully stabilized	$4,177	$2,176	$11,556	$8,670
Communities stabilized during 2008	318	139	918	817
Development, rehabilitation and lease-up	122	52	461	357
Other segments	42	202	523	1,318

Total annually recurring capital expenditures per statements of cash flows	$4,659	$2,569	$13,458	$11,162

Periodically recurring capital expenditures by operating segment
Fully stabilized	$8,422	$2,541	$32,666	$7,058
Communities stabilized during 2008	541	25	704	79
Development, rehabilitation and lease-up	8	15	2,196	66
Other segments	502	509	1,911	1,001

Total periodically recurring capital expenditures per statements of cash flows (1)	$9,473	$3,090	$37,477	$8,204

(1)	Includes approximately $308 for the three months and year ended December 31, 2008 of annually recurring capital expenditures related to the Company’s exterior remediation project.
(2)

Includes approximately $8,391 and $1,048 for the three months and $30,897 and $1,048 for the year ended December 31, 2009 and 2008, respectively, of periodically recurring capital expenditures related to the Company’s exterior remediation project.

Table 4

Computation of Interest and Fixed Charge Coverage Ratios

(Dollars in thousands)

	Year ended December 31,
	2009	2008
Loss from continuing operations	$(95,727)	$(96,147)
Other non-cash expenses, net	5,318	6,265
Income tax expense	988	1,525
Gains on sales of real estate assets	(3,706)	(3,626)
Net loss on early extinguishment of indebtedness	3,317	-
Non-cash impairment charge - unconsolidated entity	74,733	-
Non-cash impairment charge - consolidated entities	9,658	90,558
Depreciation expense	74,442	63,530
Depreciation (company share) of assets held in unconsolidated entities	1,405	1,391
Interest expense	52,377	48,863
Interest expense (company share) of assets held in unconsolidated entities	3,465	3,058
Amortization of deferred financing costs	3,079	3,473

Income available for debt service (A)	$129,349	$118,890

Interest expense	$52,377	$48,863
Interest expense (company share) of assets held in unconsolidated entities	3,465	3,058

Interest expense for purposes of computation (B)	55,842	51,921
Dividends and distributions to preferred shareholders and unitholders	7,637	7,637

Fixed charges for purposes of computation (C)	$63,479	$59,558

Interest coverage ratio (A÷B)	2.3x	2.3x

Fixed charge coverage ratio (A÷C)	2.0x	2.0x

Table 5

Computation of Debt Ratios

(Dollars in thousands)

	As of December 31,
	2009	2008
Total real estate assets per balance sheet	$2,106,520	$2,083,151
Plus:
Company share of real estate assets held in unconsolidated entities	97,570	124,240
Company share of accumulated depreciation - assets held in unconsolidated entities	8,787	6,952
Accumulated depreciation per balance sheet	625,391	553,814
Accumulated depreciation on assets held for sale	-	42,379

Total undepreciated real estate assets (A)	$2,838,268	$2,810,536

Total debt per balance sheet	$992,760	$1,112,913
Plus:
Company share of third party debt held in unconsolidated entities	116,576	77,760

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,109,336	$1,190,673

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	39.1%	42.4%

Total debt per balance sheet	$992,760	$1,112,913
Plus:
Company share of third party debt held in unconsolidated entities	116,576	77,760
Preferred shares at liquidation value	95,000	95,000

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,204,336	$1,285,673

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	42.4%	45.7%

Table 6

Calculation of Company Undepreciated Book Value Per Share

(Dollars in thousands)

December 31, 2009
Total Company shareholders’ equity per balance sheet	$1,015,119
Plus:
Accumulated depreciation, per balance sheet	625,391
Noncontrolling interest of common unitholders in Operating Partnership, per balance sheet	3,402
Less:
Deferred charges, net, per balance sheet	(8,365)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,540,547

Total common shares and units (B)	48,619

Company undepreciated book value per share (A÷B)	$31.69